Exhibit 4.57
                                                                    ------------


                                 AMENDMENT NO. 2
                           TO NOTE PURCHASE AGREEMENT
                          Dated as of January 31, 2002

          This AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT, dated as of January 31, 2002 (this "Amendment") is among RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), the entities party hereto as Conduit Purchasers ("Conduit Purchasers"), the entities party hereto as Committed Purchasers ("Committed Purchasers"), the entities party thereto as Managing Agents ("Managing Agents"), and Bank One, NA ("Administrative Agent").

                                    RECITALS:

          A. RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of April 20, 2001 (the "Note Purchase Agreement").

          B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 14, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement dated as of April 20, 2001 (the "Supplement").

          C. Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 2 to Series 2000-1 Supplement (the "Supplement Amendment") for the purpose of, among other things, incorporating the like-kind exchange program.

          D. Simultaneously herewith, DTAG, RCFC, Thrifty, Dollar, the entities parties thereto as Financing Sources, the entities parties thereto as Beneficiaries and Bankers Trust Company, as Master Collateral Agent are entering into that certain Addendum No. 2 to the Amended and Restated Master Collateral Agency Agreement for the purpose of, among other things, incorporating the like-kind exchange program (the "Addendum").

          E. Simultaneously herewith, RCFC, Dollar, Thrifty and DTAG are entering into that certain Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement for the purpose of, among other things, incorporating certain provisions with respect to implementing the like-kind exchange program (the "Master Lease Amendment" together with the Supplement Amendment and the Addendum are hereafter referred to as the "Series 2000-1 Amendments").

          F. The parties hereto wish to extend the Expiration Date of the Note Purchase Agreement pursuant to Section 2.03 thereof and to amend the Note Purchase Agreement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Note Purchase Agreement. Capitalized terms utilized herein but not otherwise defined shall have the meanings ascribed to such terms in the Supplement.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree as follows:

          a. Each of the definitions "Committed Purchaser", "Conduit Purchaser", "Expiration Date", "Managing Agent" and "Ownership Group" contained in Section 1.01 of the Note Purchase Agreement are hereby amended to read in their entirety as follows:

                    "Committed  Purchaser" means each entity  identified as such under the heading "Committed Purchaser" on Schedule III hereof (as such Schedule III may from time to time be revised by the parties to this Agreement) and each of its assigns (with respect to its commitment to make Advances) that shall become a party to this Agreement pursuant to Section 12.04 hereof, and such other purchasers as shall become parties to this Agreement as Committed Purchasers by execution of an Addendum pursuant to Section 12.18 hereof.

                    "Conduit  Purchaser"  means each entity  identified  as such under the heading "Conduit Purchaser" on Schedule III hereof (as such Schedule III may from time to time be revised by the parties to this Agreement) and each of its permitted assigns that shall become a party to this Agreement pursuant to Section 12.04 hereof, and such other purchasers as shall become parties to this Agreement as Conduit Purchasers by execution of an Addendum pursuant to Section 12.18 hereof.

                    "Expiration  Date" means December 12, 2002, as such date may be extended by agreement in writing of the parties hereto.

                    "Managing Agent" means, with respect to any Ownership Group, the entity identified as such under the heading "Managing Agent" on Schedule III hereof (as such Schedule III may from time to time be revised by the parties to this Agreement) and such other Persons as shall become parties to this Agreement as Managing Agents by execution of an Addendum pursuant to Section 12.18 hereof, and any successor thereto appointed in accordance with
               Section 11.06 hereof.

                    "Ownership Group" means each of the following groups of Note
               Purchasers:

                         (i) Bank One, NA ("Bank One"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"), Falcon Asset Securitization Corporation, and any other Conduit Purchaser administered by Bank One or any of Bank One's Affiliates (the "Bank One Ownership Group").

                         (ii) The Bank of Nova Scotia ("BNS"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                         (iii) Dresdner Bank AG ("Dresdner"),  Beethoven Funding
                    Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

                         (iv) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

                    By way of example and for  avoidance  of doubt,  each of the
               Bank One Ownership Group, the BNS Ownership Group, the Dresdner Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

                    In the event more than one Conduit Purchaser in a particular
               Ownership Group becomes a party to this Agreement, the parties hereto agree to cooperate in good faith, at the request of the applicable Managing Agent, to amend this Agreement to provide for separate Ownership Groups for each Conduit Purchaser in such Ownership Group.

          b. The following definitions are hereby added to Section 1.01 of the Note Purchase Agreement in their appropriate alphabetical sequence:

                    "Dresdner"  has the meaning  specified in the  definition of
               Ownership Group.

                    "Dresdner  Ownership Group" has the meaning specified in the definition of Ownership Group.

          c. Schedule I of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit A hereto.

          d. Schedule II of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit B hereto.

          e. Schedule III of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit C hereto.

     3. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

          a. The Administrative Agent shall have received counterparts of the Series 2000-1 Amendments signed by the parties hereto.

          b. Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

          c. The Managing Agents shall have received copies of (i) the Certificate of Incorporation and By-Laws of RCFC, DTAG, Dollar and Thrifty, (ii) board of directors resolutions of RCFC, DTAG, Dollar and Thrifty with respect to the transactions contemplated by the Series 2000-1 Amendments and (iii) incumbency certificates of RCFC, DTAG, Dollar and Thrifty, each certified by appropriate corporate authorities.

          d. Counsel to RCFC, DTAG, Dollar and Thrifty shall have delivered to the Managing Agents favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization, perfection and priority matters and such other matters as any Managing Agent shall reasonably request.

          e. Special New York counsel to RCFC, DTAG, Dollar and Thrifty shall have delivered a favorable opinion, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

          f. Counsel to th e Trustee shall have delivered to the Managing Agents a favorable opinion, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel.

          g. The Managing Agents shall have received evidence satisfactory to them of the completion of all Uniform Commercial Code filings as may be necessary to perfect or evidence the assignment by RCFC to the Trustee of its interests in the Collateral, the proceeds thereof and the security interests granted pursuant to the Amended Series Documents and the Series 2000-1 Amendments.

          h. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated hereby and the other Series 2000-1 Amendments shall have been obtained or made.

          i. No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

          j. The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

     4. Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the date this Amendment is effective in accordance with the provisions of Section 3 hereof (the "Amendment Effective Date"), and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

          a. The performance of RCFC's obligations under the Series 2000-1 Amendments and the Series Documents as amended, and as further amended by the Series 2000-1 Amendments (the "Amended Series Documents"), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

          b. No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of this Amendment or the other Series 2000-1 Amendments by RCFC or the consummation by RCFC of the transactions contemplated hereby or thereby or by the Amended Series Documents.

          c. Each of this Amendment and the other Series 2000-1 Amendments have been duly authorized, executed and delivered by RCFC, and this Amendment, the other Series 2000-1 Amendments and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to RCFC's knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to this Amendment, the other Series 2000-1 Amendments or any Amended Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

     5. Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering this
Amendment:

          a. The performance of the obligations of DTAG under the Series 2000-1 Amendments and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

          b. No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment or the other Series 2000-1 Amendments by DTAG or the consummation by DTAG of the transactions contemplated hereby.

          c. Each of this Amendment, the other Series 2000-1 Amendments and the Amended Series Documents to which DTAG is a party have been duly authorized, executed and delivered by DTAG and is the valid and legally binding obligation of DTAG, enforceable against DTAG in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment, the other Series 2000-1 Amendments or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

     6.   Reference to and Effect on Note Purchase Agreement.

          a. Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to "the Note Purchase Agreement", "the Series 2000-1 Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

          b. Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth herein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                               RENTAL CAR FINANCE CORP., as Seller


                               By:  ____________________________________________
                                    Pamela S. Peck
                                    Vice President and Treasurer

                               DOLLAR THRIFTY AUTOMOTIVE GROUP,
                                  INC., as Master Servicer


                               By:  ____________________________________________
                                    Pamela S. Peck
                                    Treasurer

                               FALCON ASSET SECURITIZATION CORPORATION,
                                  as a Conduit Purchaser


                               By:  ____________________________________________
                                    Name:
                                    Title:

                               BANK ONE, NA, as a Committed Purchaser, as
                                  the Managing Agent for the Bank One Ownership Group and as the Administrative Agent


                               By:  ____________________________________________
                                    Name:
                                    Title:

                               DEUTSCHE BANK, AG, New York Branch,
                                  as a Committed Purchaser


                               By:  ____________________________________________
                                    Name:
                                    Title:

                               By:  ____________________________________________
                                    Name:
                                    Title:

                               LIBERTY STREET FUNDING CORP.,
                                  as a Conduit Purchaser


                               By:  ____________________________________________
                                    Name:
                                    Title:

                               THE BANK OF NOVA SCOTIA, as a Committed Purchaser
                                  and as the Managing Agent for the BNS
                                  Ownership Group


                               By:  ____________________________________________
                                    Name:
                                    Title:

                               BEETHOVEN FUNDING CORPORATION,
                                  as a Conduit Purchaser


                               By:  ____________________________________________
                                     Name:
                                     Title:

                               DRESDNER BANK AG, as a Committed Purchaser
                                  and as the Managing Agent for the Dresdner
                                  Ownership Group


                               By:  ____________________________________________
                                    Name:
                                    Title:

                               By:  ____________________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                                   SCHEDULE I

                              ADDRESSES FOR NOTICE


In the case of RCFC:
-------------------

Rental Car Finance Corp.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Master Servicer:
----------------------------------

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Administrative Agent:
---------------------------------------

Bank One, NA
1 Bank One Plaza
Suite 0612
Chicago, Illinois  60670
Facsimile:  (312) 732-3600
Attention:  Rental Car Finance Portfolio Manager

In the case of the Conduit Purchasers:
-------------------------------------

Falcon Asset Securitization Corporation
c/o Bank One, NA
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Facsimile:  (312) 732-1844
Attention:  Falcon Funding Manager

Liberty Street Funding Corp.
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, NY  10036
Facsimile:  (212) 302-8767
Attention:  Andrew L. Stidd

                                 Schedule I - 1

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 506-6994

Beethoven Funding Corporation
c/o Dresdner Bank AG, New York Branch
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance
Facsimile:  (212) 429-2780

With a copy to:

Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8768

In the case of the Committed Purchasers and the Managing Agents:
---------------------------------------------------------------

Bank One, NA
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Facsimile:  (312) 732-2445
Attention:  Rental Car Finance Portfolio Manager

Deutsche Bank, AG, New York Branch
31 West 52nd Street, 17th Floor
New York, NY 10019
Attention:  Hyun Lim
Facsimile:  (212) 469-7935

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  Norman Last
Facsimile:  (212) 506-6994

With a copy to:

                                 Schedule I - 2

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 506-6994

Dresdner Bank AG
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance
Facsimile:  (212) 429-2780



                                 Schedule I - 3

                                                                       EXHIBIT B


                                   SCHEDULE II


                              GROUP FUNDING LIMITS


     Ownership Group                Group Funding Limit
     ---------------                -------------------

     Bank One Ownership Group       One Hundred Twenty-five million dollars
                                    ($125,000,000)

     BNS Ownership Group            Seventy-five million dollars ($75,000,000)

     Dresdner Ownership Group       Seventy-five million dollars ($75,000,000)


                                Schedule II - 1


                                                                                                   EXHIBIT C

                                                SCHEDULE III

                                            PURCHASER PERCENTAGES

Managing Agent             Conduit Purchaser             Committed Purchaser             Purchaser Percentage
--------------             -----------------             -------------------             --------------------

Bank One, NA               Falcon Asset Securitization   Bank One, NA                         27.272727%
                           Corporation
                                                         Deutsche Bank, AG                    18.181819%
The Bank of Nova Scotia    Liberty Street Funding Corp.  The Bank of Nova Scotia              27.272727%
Dresdner Bank AG           Beethoven Funding             Dresdner Bank                        27.272727%
                           Corporation


                                Schedule III - 1